UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________CUMMINS INC.________________
 (Exact name of registrant as specified in its charter)

  ______INDIANA_____            ___35-0257090____
(State or other jurisdiction of         (I.R.S. Employer
 incorporation or organization)        Identification No.)

500 Jackson Street
P.O. Box 3005
____________Columbus, Indiana 47202______________
 (Address of Principal Executive Offices)     (Zip Code)

_________________2003 Stock Incentive Plan_________________
(Full title of the plan)

Marya M. Rose
Vice President - General Counsel and Corporate Secretary
500 Jackson Street
P.O. Box 3005
_____________Columbus, Indiana 47202______________
(Name and address of agent for service

______________________(812) 377-3609________________________
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Commons Stock Par Value $2.50 per share	2,500,000 shares	$76.22*	$190,550,000	$22,427.74

* Estimated soley for the purpose of calculating the registration fee pursuant to Rule 457 utilizing the average of the high and low prices on the New York Stock Exchange Composite Tape on  March 15, 2005.

Part II

 Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

        The following documents filed by Cummins Inc. (the "Corporation") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

         (a)  The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Commission on March 16, 2005.

         (b)  All other reports filed by the Corporation pursuant to Sections 13(a) and 15(d) of the Exchange Act since the fiscal year ended December 31, 2004.

         (c)  The description of the common stock, par value $2.50 per share, of the Corporation (the "Common Stock"), included in the Corporation's Registration Statement No. 333-88384 on Form S-3, filed under the Securities Act of 1933 (the "1933 Act").

        All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all Common Stock offered hereby has been sold, or which deregisters all such Common Stock then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 5.  Interests of Named Experts and Counsel

        As Vice President-General Counsel and Corporate Secretary of the Corporation, Marya M. Rose is an officer-employee of the registrant and is eligible to participate in the 2003 Stock Incentive.

Item 6.  Indemnification of Directors and Officers

        Article VI of the By-laws of the Corporation sets forth certain rights of the directors and officers of the Corporation to indemnification.

        Section 23-1-37 of the Indiana Code provides that Indiana corporations have the power to indemnify their directors, officers, employees and agents against certain expenses and liabilities in connection with actions, suits and proceedings and the power to maintain certain insurance policies against liabilities incurred by such officers, directors, employees and agents.

        The Corporation maintains insurance policies that provide for indemnification of directors, officers, employees and agents against certain liabilities.

Item 8. Exhibits

         Exhibit No.

             5       - Opinion of Marya M. Rose, Esq., Vice President - General Counsel and Secretary of the Corporation, with respect to securities registered hereunder.

            23.1     - The Consent of Marya M. Rose, Esq., Vice President - General Counsel and Secretary of the Corporation, is contained in her opinion filed as Exhibit 5 to this Registration Statement.

            23.2     - Consent of PricewaterhouseCoopers LLP

            24        - Power of Attorney

Item 9.  Undertakings

         1.  The Corporation hereby undertakes:

(a)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Corporation pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (b)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2.  The Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Corporation's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Indiana on the 16th day of March, 2005.

CUMMINS INC.

By: /s/ Marsha L. Hunt
____________________
           Marsha L. Hunt
           Corporate Controller
           (Principal Accounting Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 16th day of March, 2005.

Signatures
*
_________________________	Director and Chairman of the Board
Theodore M. Solso	of Directors and Chief Executive
Officer (Principal Executive Officer)

/s/Jean S. Blackwell	Vice President and Chief Financial
________________________	Officer (Principal Financial Officer
Jean S. Blackwell

/s/ Marsha L. Hunt	Vice President - Corporate Controller
________________________	(Principal Accounting Officer)
Marsha L. Hunt

*
________________________	Director
Robert J. Darnall

*
________________________	Director
John M. Deutch

*
________________________	Director
Alexis M. Herman

*
________________________	Director
William I. Miller

*
________________________	Director
Georgia R. Nelson

*
________________________	Director
William D. Ruckelshaus

*
________________________	Director
Carl Ware

*
________________________	Director
J. Lawrence Wilson

*By: /s/Marsha L. Hunt
___________________
Marsha L. Hunt
Attorney-in-fact